UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 8, 2019

CAPITAL SOUTHWEST CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Lyndon B. Johnson Freeway, Suite 1300
Dallas, Texas 75240
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 238-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.25 par value per share	CSWC	The Nasdaq Global Select Market
5.95% Notes due 2022	CSWCL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 4, 2019, Capital Southwest (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and between the Company and Raymond James & Associates, Inc., as representative of the several underwriters named on Schedule A thereto, in connection with the issuance and sale of $10,000,000 aggregate principal amount of the Company’s 5.375% Notes due 2024 (the “Notes” and the issuance and sale of the Notes, the “Offering”). In the event that only one Underwriter is listed in Schedule A to the Underwriting Agreement, any references to the “Underwriters” shall be deemed to refer to the sole Underwriter in the singular form listed in such Schedule A to the Underwriting Agreement.

The Notes were issued as additional notes under the Indenture, dated October 23, 2017 (the “Base Indenture”), between the Company and U.S. Bank National Association (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated September 27, 2019 (the “Second Supplemental Indenture”; together with the Base Indenture, the “Indenture”), pursuant to which, on September 27, 2019, the Company issued $65,000,000 aggregate principal amount of the 5.375% Notes due 2024 (the “Existing Notes”). The Notes are being treated as a single series with the Existing Notes under the Indenture and have the same terms as the Existing Notes. The Notes have the same CUSIP number and are fungible and rank equally with the Existing Notes.

The Notes bear interest at a rate of 5.375% per year payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2020. The Notes will mature on October 1, 2024 and may be redeemed in whole or in part at the Company’s option at any time prior to July 1, 2024, at par plus a “make-whole” premium, and thereafter at par.

The Company intends to use the net proceeds of this offering to repay outstanding indebtedness under the Company’s senior secured revolving credit facility, as amended (the “Credit Facility”). However, through re-borrowings under the Credit Facility, the Company intends to make investments in lower middle market and upper middle market portfolio companies in accordance with the Company’s investment objective and strategies, to make investments in marketable securities and other temporary investments, and for other general corporate purposes, including payment of operating expenses.

The Notes are the direct unsecured obligations of the Company and rank pari passu with all existing and future unsubordinated unsecured indebtedness issued by the Company, senior to any of the Company’s future indebtedness that expressly provides it is subordinated to the Notes, effectively subordinated to all of the existing and future secured indebtedness issued by the Company (including indebtedness that is initially unsecured in respect of which the Company subsequently grants security), to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under the Credit Facility, and structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s subsidiaries.

The Indenture contains certain covenants, including certain covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(2) of the Investment Company Act of 1940, as amended (the “1940 Act”), or any successor provisions, whether or not the Company continues to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to the Company by the U.S. Securities and Exchange Commission (the “SEC”), and to provide financial information to the holders of the Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Base Indenture and the Second Supplemental Indenture.

 In addition, holders of the Notes can require the Company to repurchase some or all of the Notes at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the repurchase date upon the occurrence of a “Change of Control Repurchase Event,” as defined in the Supplemental Indenture.

The Notes were offered and sold in an offering registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form N-2 (File No. 333-232492) and the prospectus supplement dated October 4, 2019. The transaction closed on October 8, 2019. The net proceeds to the Company were approximately $9.8 million, based on the purchase price paid by the underwriter of 98.000% of the aggregate principal amount of the Notes, plus accrued and unpaid interest from September 27, 2019 up to, but not including the date of delivery, after deducting the estimated offering expenses of approximately $30,000 payable by the Company.

The foregoing descriptions of the Underwriting Agreement, the Second Supplemental Indenture, and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Second Supplemental Indenture, and the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 4, 2019, by and between the Company and Raymond James & Associates, Inc., as representative of the several underwriters named on Schedule A thereto.

4.1
Indenture, dated as of October 23, 2017, by and between the Company and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit (d)(2) to Registration Statement on Form N-2 (Reg. No. 333-220385) filed on October 23, 2017).

4.2
Second Supplemental Indenture, dated as of September 27, 2019, relating to the 5.375% Notes due 2024, by and between the Company and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed on September 27, 2019).

4.3	Form of 5.375% Notes due 2024 (Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed on September 27, 2019).

5.1	Opinion of Eversheds Sutherland (US) LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2019

By:	/s/ Michael S. Sarner
Name: Michael S. Sarner
Title: Chief Financial Officer